UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 24, 2012

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2012 (the “Closing Date”), Unifi, Inc. (the “Registrant”) and its subsidiary Unifi Manufacturing, Inc. (“UMI” and together with the Registrant, the “Borrowers”), as borrowers, entered into a Credit Agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as agent, as lead arranger, as book runner and as a lender, Bank of America, N.A., as a lender, and the lenders party thereto, for a $150 million senior secured credit facility (the “ABL Facility”).  The ABL Facility consists of a $100 million revolving credit facility (the “ABL Revolver”) and a $50 million term loan (the “ABL Term Loan”), subject to the limitations described below.  In addition, on the Closing Date, the Registrant and UMI, as borrowers, entered into a Credit Agreement (the “Term B Credit Agreement”) with Wilmington Trust, National Association, as administrative agent (the “Term Agent”) and MacKay Shields LLC, a Delaware limited liability company, solely in its capacity as investment advisor or subadviser with investment authority for certain discretionary client accounts, for a secured term loan in the aggregate principal amount of $30 million (the “Term B Loan”).  With the funding of the ABL Facility and the Term B Loan, the Registrant refinanced its existing indebtedness through the redemption of the Registrant’s outstanding 11.5% Senior Secured Notes due 2014 (the “2014 Notes”), and the repayment in full and termination of the Registrant’s current Amended and Restated Credit Agreement with Bank of America, N.A. (the “Existing Credit Agreement”).

Unifi Sales & Distribution, Inc., a North Carolina corporation, Spanco International, Inc. a North Carolina corporation, and Unifi Equipment Leasing, LLC, a North Carolina limited liability company (collectively, the “Guarantors” and together with the Borrowers, the “Loan Parties”) are guarantors pursuant to the ABL Facility.  The ABL Facility became effective and the ABL Term Loan and initial advance under the ABL Revolver occurred on the Closing Date.  The ABL Revolver and the ABL Term Loan have a maturity date of May 24, 2017.

In connection with the ABL Facility, UMI entered into a Deposit Account Control Agreement with Wells Fargo and Bank of America, N.A. (the “Deposit Account Control Agreement”) dated as of May 24, 2012.  The Loan Parties also entered into the following additional agreements, all of which are dated as of May 24, 2012:

(1) Guaranty and Security Agreement, among the Loan Parties and Wells Fargo (the “ABL Guaranty and Security Agreement”);

(2) Trademark Security Agreement, among the Loan Parties and Wells Fargo (the “ABL Trademark Security Agreement”);

(3) Patent Security Agreement, among the Loan Parties and Wells Fargo (the “ABL Patent Security Agreement”); and

(4) Intercreditor Agreement, by and between Wells Fargo and the Term Agent, as acknowledged by the Loan Parties (the “Intercreditor Agreement” and collectively with the ABL Credit Agreement, the Deposit Account Control Agreement, the ABL Guaranty and Security Agreement, the ABL Trademark Security Agreement, and the ABL Patent Security Agreement, the “ABL Facility Documents”).

Borrowings under the ABL Revolver bear interest at rates per annum at either the Base Rate plus an Applicable Margin of 0.75% to 1.25% or LIBOR Rate plus an Applicable Margin of 1.75% to 2.25%.  The “Base Rate” means the greatest of (i) the prime lending rate as publicly announced from time to time by Wells Fargo Bank, N.A., (ii) the Federal Funds Rate plus 0.5%, and (iii) the LIBOR rate plus 1.0%.  The “LIBOR Rate” is available for interest periods of one, two, three or six months.  The “Applicable Margin” is based on the average quarterly excess availability under the ABL Revolver.  Under the terms of the ABL Facility, the Company is required to hedge at least $50 million of the variable interest rate exposure (so long as funded debt with variable interest rates exceeds $75 million).  The unused revolver fee is 0.25% to 0.375% of the unused Maximum Revolver Amount (as defined below).

The maximum availability under the ABL Revolver at any one time (the “Maximum Revolver Amount”) is $100 million, with the ability to request increases to the Maximum Revolver Amount, at the discretion of the participating lenders thereunder, of up to $50 million, all of which are subject to the limitation that advances under the ABL Revolver cannot exceed the Borrowing Base.  The “Borrowing Base” equals (i) 85% of the amount of the Borrowers’ eligible accounts not older than 90 days from the invoice date, plus (ii) the lesser of (a) 50% of the Maximum Revolver Amount and (b) the lesser of (1) 65% of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory (subject to a $5,000,000 limit for eligible work-in-process inventory), minus (iii) customary reserves as determined by the ABL Agent.  The Borrowing Base as of the Closing Date was approximately $93 million.

The ABL Term Loan is in the amount of $50 million and principal is repayable in quarterly installments of $1,800,000 commencing on September 1, 2012 and continuing on the first day of each December, March, June and September thereafter, together with a final installment of all remaining unpaid principal (and all accrued and unpaid interest) on the maturity date (or such earlier date if the ABL Term Loan is accelerated upon the occurrence of an event of default).  The ABL Term Loan bears interest at the Base Rate plus an Applicable Margin of 1.25% to 1.75% or LIBOR Rate plus an Applicable Margin of 2.25% to 2.75%.  The ABL Term Loan may be prepaid at par, in whole or in part before the maturity date in the Borrowers’ discretion.

Mandatory prepayment of the ABL Facility is required upon the occurrence of certain events including the receipt of proceeds upon certain dispositions of assets, in connection with certain extraordinary receipts, upon incurrence of certain indebtedness and in connection with an equity offering or upon a reduction in the Borrowing Base or the value of assets.

The ABL Facility is secured (A) by a first-priority perfected security interest (i) in substantially all owned or hereafter acquired property and assets of the Loan Parties (other than the asset as to which it has a second-priority lien) and all proceeds and products thereof, subject to permitted liens and customary exceptions, and (ii) in all of the stock of (or other ownership interests in) each Loan Party (other than the Registrant) and certain subsidiaries of the Loan Parties; provided, that only 65% of the stock of (or other ownership interests in) first tier controlled foreign corporations are pledged, together with all proceeds and products thereof, subject to the exclusion by the ABL Agent (the “ABL First Priority Collateral”), and (B) by a second-priority lien on the Registrant’s indirect limited liability company membership interest in Parkdale America, LLC (“PAL”).

The ABL Facility includes representations and warranties made by the Loan Parties and their respective subsidiaries that are usual and customary for financings of this type, including representations and warranties regarding: due organization and qualification; subsidiaries; due authorization; no conflict; governmental consents; binding obligations; perfected liens; title to assets; no encumbrances; jurisdiction of organization; location of chief executive office; organizational identification number; commercial tort claims; litigation; compliance with laws; no material adverse change; fraudulent transfer; employee benefits; environmental condition; intellectual property; leases; deposit accounts and securities accounts; complete disclosure; material contracts; Patriot Act and the Office of Foreign Assets Control; indebtedness; payment of taxes; margin stock; governmental regulation; eligible accounts; eligible inventory; location of inventory and equipment; and inventory records.

The ABL Facility includes events of default that are usual and customary for facilities of this type, including: non-payment of obligations; non-performance of covenants and obligations; material judgments; bankruptcy or insolvency; any restrainment against all or a material portion of business affairs; default on other material debt; breach of any representation or warranty; limitation or termination of any guarantee with respect to the ABL Facility; impairment of security; material negative events with respect to employee benefit plans; and actual or asserted invalidity or unenforceability of any ABL Facility documentation or liens securing obligations under the ABL Facility documentation.  Upon the occurrence of an event of default, the Loan Parties’ obligations under the ABL Facility could be accelerated.

The ABL Facility contains a financial covenant that the Loan Parties are required to maintain a Fixed Charge Coverage Ratio on a monthly basis of at least 1.05 to 1.0, in the event Excess Availability falls below the greater of $10 million or 15% of the Maximum Revolver Amount.  “Excess Availability” is defined as (i) the lesser of the Maximum Revolver Amount or the Borrowing Base availability, minus (ii) the sum of (a) the outstanding balance of the Revolver (including Letter of Credit usage) plus (b) the aggregate amount of all payables (other than payables which are being disputed in good faith by a Loan Party) aged in excess of Borrowers past practice.  The Registrant had Excess Availability on the Closing Date in excess of 22.5% of the Maximum Revolver Amount.

The ABL Facility contains affirmative covenants applicable to the Loan Parties and their respective subsidiaries as are usual and customary for financings of this type, including covenants regarding: financial statements, reports, and certificates; collateral reporting; existence; maintenance of properties; taxes; insurance; inspection; compliance with laws; environmental; disclosure updates; formation of subsidiaries; further assurances; lender meetings; material contracts; employee benefits; and location of inventory and equipment.  In addition, the ABL Facility contains negative covenants regarding the repayment of other indebtedness (except for mandatory payments of the Term B Loan as described below), payment of restricted payments and making of restricted investments unless certain conditions are met, and other covenants regarding indebtedness; liens; fundamental changes; disposal of assets; change of name; nature of business; amendments; change of control; accounting methods; transactions with affiliates; use of proceeds;  consignments; and inventory and equipment with bailees.

The Term B Loan was entered into on the Closing Date and has a maturity date of May 24, 2017.  The Guarantors are also guarantors of the Term B Loan.  In connection with the Term B Loan, the Loan Parties entered into the following additional agreements, all of which are dated as of May 24, 2012:

(1) Guaranty and Security Agreement, among the Loan Parties and the Term Agent (the “Term B Guaranty and Security Agreement”);

(2) Trademark Security Agreement, among the Loan Parties and the Term Agent (the “Term B Trademark Security Agreement”);

(3) Patent Security Agreement, among the Loan Parties and the Term Agent (the “Term B Patent Security Agreement”); and

(4) the Intercreditor Agreement (collectively with the Term B Credit Agreement, Term B Guaranty and Security Agreement, the Term B Trademark Security Agreement, and the Term B Patent Security Agreement, the “Term B Loan Documents”).

The Term B Loan bears interest at a rate of LIBOR plus 7.50% (with a LIBOR floor of 1.25%) with interest payable monthly.  The Term B Loan does not amortize and prepayments are only required if PAL after-tax distributions are received by the Registrant (100% of such distributions up to the first $3 million and 50% thereafter), the Registrant sells any PAL membership interests or under certain other circumstances permitted under the intercreditor arrangements with the ABL Agent.  The Registrant may prepay the Term B Loan at any time, in whole or in part, with a call premium of 103% during the first year, 102% during the second year, 101% during the third year and at par thereafter.

The Term B Loan is secured by a first-priority lien on the Registrant’s limited liability company membership interest in PAL and proceeds thereof and a second-priority lien on the ABL First Priority Collateral.

The Term B Loan contains representations and warranties, covenants and events of default comparable to those included in the ABL Facility.

The ABL Agent and the Term Agent have entered into the Intercreditor Agreement, dated as of the Closing Date, to confirm the relative priority of their respective security interests and to provide for the application, in accordance with such priorities, of the proceeds of such assets and priorities.

Other than in respect of the ABL Facility Documents or the Term B Loan Documents, neither the Registrant or any of its affiliates has any material relationship with any of the other parties to the ABL Facility Documents or the Term B Loan Documents, other than Bank of America, N.A. and Wells Fargo have performed, and may in the future perform, for the Registrant and its affiliates, various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing discussion of the terms of the ABL Facility Documents or the Term B Loan Documents is not complete and is qualified in its entirety by reference to the full text of the ABL Facility Documents and Term B Loan Documents, copies of which are attached hereto as Exhibits.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As described above, in connection with the refinancing transactions described in Item 1.01 above, the Registrant repaid in full and terminated the Existing Credit Agreement (and related security and other agreements entered into by the Registrant and its subsidiaries in connection therewith).  In addition, as a result of the redemption described above, the Registrant has paid in full all outstanding 2014 Notes, causing a termination of the Indenture (and related security and other agreements entered into by the Registrant and its subsidiaries in connection therewith) pursuant to which the 2014 Notes were issued.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion under Item 1.01 above is incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

On May 24, 2012, the Registrant issued a press release announcing that it has completed the previously announced redemption in full of the $123,722,000 aggregate principal amount outstanding of the Registrant’s 11.5% Senior Secured Notes due 2014.  The Registrant redeemed the Notes pursuant to terms of the Indenture (the “Indenture”), dated as of May 26, 2006, at 100% of the principal amount, plus unpaid and accrued interest.  The total aggregate redemption price was approximately $124.1 million, including approximately $0.4 million in accrued interest. The Registrant financed the redemption through the refinancing transactions using cash-on-hand and new borrowings under the ABL Facility and the Term B Loan described above. Upon completion of this redemption, none of the Notes remained outstanding.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1
Credit Agreement, by and among Wells Fargo Bank, N.A., as administrative agent, sole lead arranger, and sole book runner, the lenders that are parties thereto, as the lenders, and Unifi, Inc. and certain of its domestic subsidiaries, as borrowers, dated as of May 24, 2012.

4.2	Guaranty and Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.
4.3	Trademark Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as agent.

4.4	Patent Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as agent.
4.5
Intercreditor Agreement, dated as of May 24, 2012, by and between Wells Fargo Bank, N.A., in its capacity as agent, and Wilmington Trust, National Association, as administrative agent, as acknowledged by Unifi, Inc., Unifi Manufacturing, Inc., Unifi Sales & Distribution, Inc., Spanco International, Inc., and Unifi Equipment Leasing, LLC.

4.6
Credit Agreement, by and among Wilmington Trust, National Association, as administrative agent, the lenders that are party thereto, as the lenders, and Unifi, Inc. and certain of its domestic subsidiaries, as borrowers, dated as of May 24, 2012.

4.7	Guaranty and Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as administrative agent.
4.8	Trademark Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as agent.
4.9	Patent Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as agent.
10.1	Deposit Account Control Agreement, dated as of May 24, 2012, among Unifi Manufacturing, Inc., Wells Fargo Bank, N.A., and Bank of America, N.A.
99.1	Press release of Unifi, Inc. dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Charles F. McCoy
Charles F. McCoy Vice President, Secretary and General Counsel

Dated:  May 25, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1
Credit Agreement, by and among Wells Fargo Bank, N.A., as administrative agent, sole lead arranger, and sole book runner, the lenders that are parties thereto, as the lenders, and Unifi, Inc. and certain of its domestic subsidiaries, as borrowers, dated as of May 24, 2012.

4.2	Guaranty and Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.
4.3	Trademark Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as agent.
4.4	Patent Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wells Fargo Bank, N.A., as agent.
4.5
Intercreditor Agreement, dated as of May 24, 2012, by and between Wells Fargo Bank, N.A., in its capacity as agent, and Wilmington Trust, National Association, as administrative agent, as acknowledged by Unifi, Inc., Unifi Manufacturing, Inc., Unifi Sales & Distribution, Inc., Spanco International, Inc., and Unifi Equipment Leasing, LLC.

4.6
Credit Agreement, by and among Wilmington Trust, National Association, as administrative agent, the lenders that are party thereto, as the lenders, and Unifi, Inc. and certain of its domestic subsidiaries, as borrowers, dated as of May 24, 2012.

4.7	Guaranty and Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as administrative agent.
4.8	Trademark Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as agent.
4.9	Patent Security Agreement, dated as of May 24, 2012, among the Grantors from time to time party thereto and Wilmington Trust, National Association, as agent.
10.1	Deposit Account Control Agreement, dated as of May 24, 2012, among Unifi Manufacturing, Inc., Wells Fargo Bank, N.A., and Bank of America, N.A.
99.1	Press release of Unifi, Inc. dated May 24, 2012